Exhibit T3A.4

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY

Secretary of State

ONE ASHPURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons: In case of a corporation, given state of incorporation.

Edward P. Grenda	43 Everett St. Arlington, Mass. 02174

Bruce E. Rohr	224 Columbia St. Cambridge, Mass. 02139

Dwight B. Allen	Lowell Rd. Groton, Mass.

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.	The name by which the corporation shall be known is:

Cambridge Technology, Inc.

2.	The purpose for which the corporation is formed is as follows;

To engage in research and development, purchase, design, sale, import, export, license, distribution, patent design, manufacture, assembly or rental, repair and otherwise to deal in any product, machine, instrument, apparatus, design, appliance, merchandise and property of every kind and description ideas, systems, procedures and services of any nature including, without limiting the generality of the foregoing, all types of products of use to physicians, surgeons, dentists, biologists, nurses, therapists, and the medical profession generally. To have all power and to do all things necessary or convenient to the accomplishment of the foregoing. The Corporation shall also have all of the powers permitted by Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

Note: If the space provided under any article or item of this form is insufficient, additions shall be set forth on separate 8 ½ by 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions in more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock within the corporations is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common	12,500

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

NONE

*5.	The restriction, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

See separate sheet attached

*6.	Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

See separate sheet attached

*	If there are no provisions state “None”.

STOCK TRANSFER RESTRICTIONS

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the board of directors in the manner following:

He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. Notice given pursuant to this article, to be effective as such, much clearly set forth the price and the name of the arbitrator as aforesaid. Any deficiency in this regard shall render the attempted notice nugatory. The directors shall within thirty days after receipt or thirty-five days after posting whichever shall first occur, either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall be then the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After the acceptance of the offer, or the report of arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right to so purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit. Provided, however, that the foregoing restrictions on transfer shall not apply to inter-vivos or testamentary transfers to the spouse, child, spouse of child, or grandchild of the stockholder. With respect to such transfers to spouse, child, spouse of child, or grandchild, there shall be no restriction.

The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them by reason of being or having been directors or officers or a director officer of the Corporation, or of such other corporation, except in relation to matters as to which any shall be adjudged in any action, suit, or proceedings to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders, or otherwise.

To whom it may concern:

Reference is made to a certain corporation, bearing the name Cambridge Technology, Inc., which was dissolved in 1979, and which had as its corporate address 275 Wyman Street, Waltham, Massachusetts.

I am Receiver of the said corporation.

Authorization is hereby given for the use of the name Cambridge Technology, Inc., by a new corporation, whose Articles of Organization have been or will be filed in 1980, and who lists as its corporate address 2464 Massachusetts Avenue, Cambridge, Massachusetts.

/s/ James Kickham, Esquire
James Kickham, Esquire
Receiver of Cambridge Technology, Inc.

July 22, 1980
Date

7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date. (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation of Massachusetts is:

2464 Massachusetts Ave., Cambridge, Mass. 02140

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Edward P. Grenda, 43 Everett St., Arlington, Mass. 02174

Treasurer:	Edward P. Grenda, 43 Everett St., Arlington, Mass. 02174

Clerk:	Bruce E. Rohr, 224 Columbia St., Cambridge, Mass. 02139

Directors:	Above two, plus:

	Dwight B. Allen,	Lowell St., Groton, Mass.

c.	The date initially adopted on which the corporation’s fiscal year ends is:

June 30

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

First Monday in November

e.	The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 26th day of June 1980.

/s/ Bruce E. Rohr
/s/ Dwight B. Allen
/s/ Edward P. Grenda

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

160325

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS CHAPTER 156B. SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $125. — having been paid, said articles are deemed to have been filed with me this 29th day of July 1980

Effective date

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO BE FILLED IN BY CORPORATION

TO:

Stephen R. Kata, Esquire

185 Devonshire Street

Boston, Massachusetts 02110

Telephone 423-2650

FILING FEE:  1/20 of [ILLEGIBLE] of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value but not less than $125. General Laws Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

024

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

We	Bruce E. Rohr	President and
	Bruce E. Rohr	Clerk of
CAMBRIDGE TECHNOLOGY, INC.
(EXACT Name of Corporation)

located at:	23 P. Elm Street, Watertown, MA 02172
(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED.
3

(Number those articles 1,2,3,4,5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on Sept. 20 1992; by vote of: all of the Directors and Shareholders

252	shares of	no par	out of	252	shares outstanding,
type, class & series, (if any)

shares of		out of	shares outstanding, and
type, class & series, (if any)

shares of		out of	shares outstanding,
type, class & series, (if any)

being at least a majority of each type, class or series outstanding and entitled to vote thereon1 being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby.2

[1] For amendments adopted pursuant to Chapter 156B, Section 70.
[2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, addition shall be set forth on separate 8 1/2 x 11 inch sheets of paper leaving a left-hand margin of at least 1 inch, for binding. Additions to more than one Amendment maybe continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	12,500	COMMON:

PREFERRED:		PREFERRED:

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	100,000	COMMON:

PREFERRED:		PREFERRED:

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 13 day of Feb., in the year 1995.

/s/ Bruce E. Rohr	President
/s/ Bruce E. Rohr	Clerk
[ILLEGIBLE]	Treas.

491655                    18555

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 14th day of February 1995.

/s/ William Francis Galvin
William Francis Galvin
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

Jerry Cohen, Esq.
ID:	Perkins, Smith & Cohen
One Federal Street
Boston, MA 02110
Telephone:	(617) 426-8900

081    058    054    051

The Commonwealth of Massachusetts

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth ONE ASHBURTON PLACE BOSTON, MASS. 02108	FEDERAL IDENTIFICATION NO. Ponding (Excel Merging) FEDERAL IDENTIFICATION
NO. 04-2703882 (Cambridge)

ARTICLES OF MERGER*

PURSUANT TO GENERAL LAWS CHARTER 156B. SECTION 79

The fee for filing this certificate is prescribed by General Laws, Chapter 156B Section 114

Make checks payable to the Commonwealth of Massachusetts.

*    *    *    *

CONSOLIDATION* MERGER* OF
Excel Merging Corporation

Cambridge Technology, Inc.

the constituent corporations
into	Cambridge Technology, Inc.

The surviving corporation organized under the laws of	Massachusetts

as specified in the agreement referred to in Paragraph 1 below.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger* has been duly adopted in compliance with the requirement of subsections (b) and (c) of General Laws Chapter 156B, Section 79, and will be kept as provided by subsection (c) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement referred to in paragraph shall be the date upon which a certificate of merger is filled with the Secretary of State of the Commonwealth of Massachusetts.

3. (For a merger)

**	The following amendments to the articles of organization of the SURVIVING corporation to be effected pursuant to the agreement of merger referred to in paragraph 1 are as follows:

None

(For a consolidation)

(a)	The purpose of the RESULTING corporation are as follows:

*	Delete the inapplicable words
**	If there are no provisions state “NONE”

Note: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8½ x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

(b) The total number of shares and the par value, if [illegible] of each class of stock which the resulting corporation is authorized is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common

** (c) If more than one class is authorized, a description of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

** (d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

4. (This paragraph 4 may be defined if the surviving corporation is organized under the laws of a state other than Massachusetts.)

The following information shall not for any purpose be treated as a permanent part of the articles of organization of the surviving corporation.

(a) The post office address of the principal office of the surviving corporation in Massachusetts is: 23 Elm Street, Watertown, Massachusetts 02166

(b) The name, residence and post office address of cash of the directors and President, Treasurer and Clerk of the surviving corporation is as follows:

Name		Residence	Post Office Address
President	Bruce E. Rohr	161 Chapman St.
Canton, MA 02021
Treasurer	Bruce E. Rohr	161 Chapman St.
Canton, MA 02021
Clerk	David [illegible]	205 Grove St.
Auburndale, MA 02166
Directors	[illegible]	7 North Umberland Drive
Shoreham, NY 11786

(c) The date adopted on which the fiscal year of the surviving corporation ends is: December 31

(d) The date fixed in the by-laws for the Annual Meeting of stockholders of the surviving corporation is: such date as shall be set by the Board of Directors, within six months after then end of the fiscal year.

*	Delete the inapplicable words.
**	If there are no provisions state “NONE.”

NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1 /2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet as long as each article requiring each such addition is clearly indicated.

FOR MASSACHUSETTS CORPORATIONS

The undersigned President and clerk of Cambridge Technology Inc. a corporation organized under the laws of Massachusetts further state under the penalties of perjury that the agreement of merger referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B Section 79.

/s/ Bruce E. Rohr	President*
Bruce E. Rohr

/s/ David R. Howeli	Clerk*
David R. Howeli

FOR CORPORATIONS ORGANIZED OTHER THAN IN MASSACHUSETTS

The undersigned President + and Clerk ++ of Excel Merging Corporation a corporation organized under the laws of Delaware further state under the penalties of perjury that the agreement of merger referred to in paragraph 1, has been duly adopted by such corporation in the manner required by the laws of Delaware

/s/ Rama Rao	+
Dr. Rama Rao, President [illegible] Clerk	++

* Delete the inapplicable words.

specify the officer having powers and duties corresponding to those of the President or Vice President of a Massachusetts corporation organized under General Laws, Chapter 156B.

specify the officer having power and duties corresponding to the Clerk or Assistant: Clerk of such a Massachusetts corporation.

492563

THE COMMONWEALTH OF MASSACHUSETTS	6204

ARTICLES OF CONSOLIDATION* MERGER*

(General Laws, Chapter 156B, Section 79)

I hereby approved the within articles of merger and the filing fee in the amount of $ 250.00 having been paid, said articles are deemed to have been filed with me this 22nd day of February, 1995.

Effective Date

/s/ WILLIAM FRANCIS GALVIN
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of Articles of Merger To Be Sent

TO:

United Corporate Services, Inc. c/o: Ray A. Barr, President

Tea Bank Street Suite 560

White Plains, New York 10606

Telephone 914 – 949 – 9188

Copy Mailed

*	Delete the inapplicable words